EXHIBIT 99.5



                           RELIANCE ELECTRIC COMPANY
                           -------------------------
                          SAVINGS AND INVESTMENT PLAN
                          ---------------------------
                              FINANCIAL STATEMENTS
                              --------------------
                                   * * * * *

                               DECEMBER 31, 1993
                               -----------------

                           RELIANCE ELECTRIC COMPANY
                           -------------------------

                          SAVINGS AND INVESTMENT PLAN
                          ---------------------------

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------


                                                                            PAGE
                                                                            ----

Report of Independent Accountants                                             1

Statement of Assets Available for Benefits
 December 31, 1993 and 1992                                                   2

Statement of Changes in Assets Available for
 Benefits for the years ended December 31,
 1993 and 1992                                                              3-4

Notes to Financial Statements                                              5-10

Supplemental Schedules:

 Assets Held for Investment at
  December 31, 1993 (Schedule I)                                             11

 Schedule of 5% Reportable
  Transactions for the year ended
  December 31, 1993 (Schedule II)                                            12

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

April 15, 1994

To the Participants and Administrative
Committee of the Reliance Electric Company
Savings and Investment Plan

In our opinion, the accompanying statement of assets available for benefits, and the related statements of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Reliance Electric Company Savings and Investment Plan as of December 31, 1993 and 1992, and the changes in assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the plan financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the plan financial statements but is additional information required by the Employee Retirement Income Security Act of 1974. Such information has been subjected to the auditing procedures applied in the audit of the plan financial statements and, in our opinion, is fairly stated in all material respects in relation to the plan financial statements taken as a whole.

                                                   RELIANCE ELECTRIC COMPANY
                                                  SAVINGS AND INVESTMENT PLAN
                                           STATEMENT OF ASSETS AVAILABLE FOR BENEFITS
- -------------------------------------------------------------------------------------------------------------------------------
                                                                       INVESTMENT PROGRAM
                                      -----------------------------------------------------------------------------------------
 December 31, 1993
 (000's omitted)                                                                                          U.S.
                                        Interest     Reliance    Growth    Equity    Basic     Exxon     Govern-    Loan
          ASSETS           TOTAL      Accumulation   Stock      &          Index     Value     Stock      ment      Fund
                                                                 Income
- -------------------------------------------------------------------------------------------------------------------------------
 Investments in securities:
   Fixed Income Fund       $181,660   $181,660      $   -      $   -       $   -    $   -       $   -     $  -     $  -
   Reliance Electric
    Company Common Stock     38,073        -         38,073        -           -        -           -        -        -
   Aetna Growth & Income
    Equity Account           13,475        -            -       13,475         -        -           -        -        -
   Equity Index Fund         10,932        -            -          -        10,932      -           -        -        -
   Merrill Lynch Basic
    Value Fund               23,816        -            -          -           -     23,816         -        -        -
   Exxon Corporation Capital
    Stock                    65,331        -            -          -           -        -        65,331      -        -
   Bankers Trust Pyramid
    Government Fund           1,321        -            -          -           -        -           -      1,321      -

 Short-term investments          68         28           14          2         -          2          20        2      -
 Contributions  receivable    2,604      1,201          773        185         134      283         -         28      -
 Interest and dividends
   receivable                 1,103      1,052            1        -           -        -             1        6       43
 Loans to participants        7,194        -            -          -           -        -           -        -      7,194
                            -------    -------       ------     ------      ------   ------      ------    -----    -----
    Total assets           $345,577   $183,941      $38,861    $13,662     $11,066  $24,101     $65,352   $1,357   $7,237
                            =======    =======       ======     ======      ======   ======      ======    =====    =====

- -------------------------------------------------------------------------------------------------------------------------------
                                                                       INVESTMENT PROGRAM
                                      -----------------------------------------------------------------------------------------
 December 31, 1992
 (000's omitted)                                                                                          U.S.
                                        Interest     Reliance    Growth    Equity    Basic     Exxon     Govern-    Loan
          ASSETS           TOTAL      Accumulation   Stock      &          Index     Value     Stock      ment      Fund
                                                                 Income
- -------------------------------------------------------------------------------------------------------------------------------
 Investments in securities:
   Fixed Income Fund       $168,389   $168,389      $   -      $   -       $   -    $   -       $   -     $  -     $  -
   Reliance Electric
    Company Common Stock     37,544        -         37,544        -           -        -           -        -        -
   Aetna Growth & Income
    Equity Account           11,059        -            -       11,059         -        -           -        -        -
   Equity Index Fund          9,042        -            -          -          9,042     -           -        -        -
   Merrill Lynch Basic
    Value Fund               16,480        -            -          -           -     16,480         -        -        -
   Exxon Corporation Capital
    Stock                    66,093        -            -          -           -        -        66,093      -        -
   Bankers Trust Pyramid
    Government Fund              32        -            -          -           -        -           -         32      -

 Short-term investments       2,375      2,320           13         16          23      -             3      -        -
 Contributions  receivable    2,263      1,075          650        160         125      226         -         27      -
 Interest and dividends
   receivable                 1,260        877            1        -           -        336           1      -         45
 Loans to participants        6,499        -            -          -           -        -           -        -      6,499
                            -------    -------       ------     ------      -----    ------      ------    -----    -----
    Total assets           $321,036   $172,661      $38,208    $11,235     $9,190   $17,042     $66,097   $   59   $6,544
                            =======    =======       ======     ======      =====    ======      ======    =====    =====

The accompanying notes are an integral part of these financial statements.

                                                   RELIANCE ELECTRIC COMPANY
                                                  SAVINGS AND INVESTMENT PLAN
                                     STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS
                                              FOR THE YEAR ENDED DECEMBER 31, 1993

- -----------------------------------------------------------------------------------------------------------------------------
                                                              INVESTMENT PROGRAM
                                       --------------------------------------------------------------------------------------
                                                                                                          U.S.
                                         Interest     Reliance    Growth    Equity    Basic     Exxon    Govern-    Loan
 (000's omitted)             TOTAL     Accumulation    Stock     &          Index     Value     Stock     ment      Fund
                                                                  Income
- -----------------------------------------------------------------------------------------------------------------------------
 INCREASE IN ASSETS

   Contributions:
    Participants            $22,455        $13,319    $2,131     $2,100    $1,588    $3,013   $    -      $  304  $   -
    Reliance Electric
     Company                  7,162            -       7,162        -         -         -          -         -        -
   Investment Income:
    Interest on Investments  12,714         12,649       -          -         -         -          -          65      -
    Dividends                 4,354            -         -          -         -       1,340      3,014       -        -
    Interest on loans           530            -         -          -         -         -          -         -        530
    Interest on short-term
     investments                 26            -          11          2         4         3          6       -        -
   Gain (loss) from change in
    market value of securities
    held and from securities
    sold                     (3,458)           -      (7,605)       776       942     2,567       (138)      -        -
                            -------        -------     ------     ------    -----    ------     ------    ------   ------
     Total increase          43,783         25,968     1,699      2,878     2,534     6,923      2,882       369      530


 DECREASE IN ASSETS

   Distributions for
    withdrawals and
    terminations             19,242         11,643     1,549        536     1,278       891      3,140        58      147


 TRANSFERS OF ASSETS:

   Loans to participants        -           (3,172)      (17)      (196)     (29)      (126)    (129)      (21)    3,690
   Loan repayments              -            2,309       212        265      182        374      -          38    (3,380)
   Interfund transfers          -          ( 2,182)      308         16      467        779     (358)      970       -
                          ----------      --------    -------    ------   ------     ------   ------    ------    ------
   Net transfers                -          (3,045)       503         85      620      1,027     (487)      987       310
                          ----------      --------    -------    ------   ------     ------   ------     -----     ------

 NET INCREASE
 (DECREASE) IN
  ASSETS                      24,541         11,280      653      2,427    1,876      7,059     (745)    1,298       693

 ASSETS -
   Beginning of year         321,036        172,661   38,208     11,235    9,190     17,042   66,097        59     6,544
                             -------        -------   ------     ------   ------     ------   ------     -----     -----

 ASSETS -
   End of year              $345,577       $183,941   $38,861   $13,662  $11,066    $24,101  $65,352    $1,357    $7,237
                             =======        =======    ======    ======   ======     ======   ======     =====     =====

The accompanying notes are an integral part of these financial statements.

                                                   RELIANCE ELECTRIC COMPANY
                                                  SAVINGS AND INVESTMENT PLAN
                                     STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS
                                              FOR THE YEAR ENDED DECEMBER 31, 1992

- -------------------------------------------------------------------------------------------------------------------------
                                                                       INVESTMENT PROGRAM
                                       ----------------------------------------------------------------------------------
                                                                                                        U.S.
                                        Interest     Reliance    Growth    Equity    Basic     Exxon   Govern-     Loan
 (000's omitted)             TOTAL     Accumulation   Stock     &          Index     Value     Stock    ment       Fund
                                                                 Income
- -------------------------------------------------------------------------------------------------------------------------
 INCREASE IN ASSETS

   Contributions:
    Participants            $19,518       $12,565   $1,200      $1,762    $1,339     $2,596   $   -    $   56    $   -
    Reliance Electric
     Company                  6,704           356    6,264          30        21         33       -        -         -
   Investment Income:
    Interest on Investments  14,005        14,005       -          -        -           -         -        -         -
    Dividends                 3,879           -         -          -        -           776    3,103       -         -
    Interest on loans           730           -         -          -        -           -         -        -          730
    Interest on short-term
     investments                 30           -         14           3         2          2        9       -         -
   Gain (loss) from change in
    market value of securities
    held and from securities
    sold                      6,448           -      5,976         678       667        835   (1,708)      -         -
                            -------       -------   ------      ------     -----     ------   ------     ----       -----

     Total increase          51,314        26,926   13,454       2,473     2,029      4,242    1,404       56         730


 DECREASE IN ASSETS

   Distributions for
    withdrawals and
    terminations             20,880        13,897      855         596       342        651    3,858       -          681


 TRANSFERS OF ASSETS:

   Loans to participants        -          (2,808)      (8)       (126)       (4)       (41)     (67)      -        3,054
   Loan repayments              -           2,179       79         203       148        343      -          3      (2,955)
   Interfund transfers          -         (12,203)  14,949        (129)      331     (1,342)  (1,606)      -          -
                            -------        -------  ------      ------     -----     ------   ------     ----       -----
   Net transfers                -         (12,832)  15,020         (52)      475     (1,040)  (1,673)       3          99
                            -------        -------  ------      ------     -----     ------   ------     ----       -----

 NET INCREASE
 (DECREASE) IN
  ASSETS                     30,434           197   27,619       1,825     2,162      2,551   (4,127)      59         148

 ASSETS -
   Beginning of year        290,602       172,464   10,589       9,410     7,028     14,491   70,224       -        6,396
                            -------       -------   ------      ------     -----     ------   ------     ----       -----

 ASSETS -
   End of year             $321,036      $172,661  $38,208     $11,235    $9,190    $17,042  $66,097     $ 59      $6,544
                            =======       =======   ======      ======     =====     ======   ======      ===       =====

The accompanying notes are an integral part of these financial statements.

RELIANCE ELECTRIC COMPANY
SAVINGS AND INVESTMENT PLAN
NOTES TO PLAN FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES:
- ----------------------------------------

Basis of Accounting
- -------------------

The Reliance Electric Company Savings and Investment Plan (the "Plan") is accounted for using the accrual basis.

Investment Valuation
- --------------------

Investments in securities and short-term investments are stated at fair value as measured by readily available market prices; investments in contracts with insurance companies, included in general accounts, are stated at contract value which approximates fair value. Mutual fund investments are valued at net asset value representing the value at which shares of the fund may be purchased or redeemed.

Investments in fixed income securities and insurance contracts are exposed to credit risk in the event of default of the fixed income securities or the issuer's inability to meet the terms of these insurance contracts.

Security Transactions and Investment Income
- -------------------------------------------

Purchases and sales of securities are reported on a trade date basis. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis.

Proceeds from sales of securities, less market value at the beginning of the year (or cost for purchases during the year), are included as gains (losses) for the year in the statement of changes in assets available for benefits. Net unrealized appreciation (depreciation) of the value of investments for the year is also included in gains (losses) in the statement of changes in assets available for benefits based on market price fluctuations during the year or since date of purchase, if purchased during the year.

Plan Expenses
- -------------

Beginning in 1993, asset management fees charged by the Growth and Income Fund, Equity Index Fund, Interest Accumulation Fund, and U.S. Government Fund are deducted from fund assets. All other administrative expenses of the plan are paid by Reliance Electric Company (the "Company"). Prior to 1993, all administrative expenses of the Plan were paid by the Company.

NOTE 2 - SUMMARY DESCRIPTION OF THE PLAN:
- ----------------------------------------

The following summary description of the Plan is provided for general information purposes only. Participants should refer to the Summary Plan Document for complete information. The Plan is a defined contribution plan administered by an Administrative Committee appointed by the Company's Board of Directors. The assets of the Plan are maintained and transactions therein are

RELIANCE ELECTRIC COMPANY
SAVINGS AND INVESTMENT PLAN
NOTES TO PLAN FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

executed by the trustee, Society Bank (the "Trustee").

Eligibility
- -----------

All employees of the Company and its eligible subsidiaries in the United States who have completed one year of service and are not covered by a collective bargaining agreement, unless that collective bargaining agreement expressly provides for the employees' eligibility, are eligible to participate in the Plan. Eligible employees can elect to participate in the Plan at the beginning of any month following their eligibility date. There were approximately 8,944 and 8,900 participants in the Plan at December 31, 1993 and 1992, respectively.

Vesting
- -------

Employee contributions are fully vested. Employer matching contributions are vested after the participant has completed three years of service.

Contributions
- -------------

Effective September 1, 1992 eligible employees may elect to contribute from 1% to 16% (in whole percentages) of their pre-tax compensation including wages, bonuses and commissions into the plan up to $8,994 in 1993 ($8,728 in 1992). Prior to September 1, 1992, employees could contribute up to 12% of their compensation as defined by the Plan. The Company matches 50% of participant contributions up to 6% of compensation. Plan participants can elect to have their contributions invested in 5% increments in the different investment programs available.

Beginning May 1992, participants can contribute directly to the Reliance Stock Fund, and 100% of Company matching contributions are invested in the Reliance Stock Fund.

The Administrative Committee may establish a time period during which all participants may elect to make supplemental after-tax contributions to the Plan which are not matched by the Company. The additional contributions may not exceed 10% of the participant's compensation, as defined in the Plan.

Investments
- -----------

The Trustee of the Plan maintains the following seven funds under the Plan. Excluding the Exxon Stock Fund (which was closed to new contributions after 1986), a participant may direct contributions in any of the following investment options:

            * Aetna Variable Accumulation Fund - This fund is a pooled separate account maintained within the Aetna Growth and Income Equity Account. The Growth and Income Equity Account is a pooled fund investing primarily in the Aetna Variable Fund, a registered mutual fund. This fund is invested in a wide variety of preferred and common stocks and interest-producing securities. The fund's objective is to outperform inflation and the stock market in general, and to show less fluctuation than most stocks.

RELIANCE ELECTRIC COMPANY
SAVINGS AND INVESTMENT PLAN
NOTES TO PLAN FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

            * Interest Accumulation Fund - Investments in contracts with insurance or other financial institutions that provide for return of principal plus a rate of return on the investment. The objective of this fund is to provide a reasonable rate of return with a minimum of risk.

            * Merrill Lynch Basic Value Fund - A mutual fund whose investments are primarily in common stock of established companies that are selected with the objective of long-term growth through capital appreciation and income.

            * Equity Index Fund - A mutual fund managed by the Bankers Trust Company of New York investing in stocks intended to approximate the overall performance of the Standard and Poor's 500 Composite Stock Index ("S&P 500 Index"). The objective of this fund is to spread risk among many stocks yet realize a net return equivalent to that of the S&P 500 Index.

            * U.S. Government Fund - The objective of this fund is to protect principal while earning a reasonable rate of return. This fund consists of securities backed by the United States Government and its agencies.

            * Reliance Stock Fund - This fund consists exclusively of shares of Class A Common Stock of Reliance Electric Company ("Reliance stock"). Reliance stock is traded on the New York Stock Exchange.

            * Exxon Stock Fund - This fund consists exclusively of shares of common stock of the Exxon Corporation. Exxon's stock is traded on the New York Stock Exchange. The Exxon Stock Fund has been closed to new contributions and transfers (in) since the end of 1986. Quarterly dividends paid by Exxon are reinvested in additional shares of Exxon stock by the Plan Trustee.

Loan Fund
- ---------

The Loan Fund represents amounts borrowed by individual participants from their own accounts in accordance with certain criteria established by the Plan.

Short-Term Investments
- ----------------------

The Trustee makes short-term investments of available cash until amounts are invested in accordance with Plan participant elections.

Participant Accounts
- --------------------

A separate account is maintained for each participant in the Plan, reflecting contributions, investments, investment gains and losses, distributions, loans, withdrawals and transfers.

RELIANCE ELECTRIC COMPANY
SAVINGS AND INVESTMENT PLAN
NOTES TO PLAN FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

Plan Withdrawals and Distribution
- ---------------------------------

Active participants may withdraw certain amounts from their accounts up to their entire vested interest if they attain the age of 59-1/2, or qualify for financial hardship.

Participant vested amounts are payable upon retirement, death, or other termination of employment. Any non-vested Company contributions are forfeited and applied to reduce future contributions by the Company.

Plan Termination
- ----------------

Although the Company has not expressed any intent to terminate the Plan, it reserves the right to do so at any time. In the event of termination, the interests of each participant with respect to Company contributions will vest immediately and be nonforfeitable.

NOTE 3 - TAX STATUS:
- -------------------

The Plan has received a determination letter from the Internal Revenue Service stating that the Plan constitutes a qualified plan under the Internal Revenue Code ("IRC") and is therefore exempt from federal income taxes. The Company is in the process of amending certain provisions of the Plan and believes that the Plan will continue to qualify under the provisions of Section 401(A) of the IRC and continue to be exempt from federal income taxes.


NOTE 4 - BENEFIT OBLIGATIONS:
- ----------------------------

Benefit payment obligations to employees who have terminated participation or have initiated withdrawals from the Plan were as follows:
                                                                                     DECEMBER 31,
                                                                       --------------------------------------
                 Investment Program                                          1993                   1992
- ----------------------------------------------------------             ---------------        ---------------
                                                                                   (000'S OMITTED)
 Interest Accumulation Fund                                            $         1,512        $         1,427
 Reliance Stock Fund                                                               294                     49
 Growth and Income Fund                                                            427                     61
 Equity Index Fund                                                                 178                    108
 Basic Value Fund                                                                  239                    125
 Exxon Stock Fund                                                                1,843                    247
 U.S. Government Fund                                                              -                        2
                                                                       ---------------        ---------------
                                                                       $         4,493        $         2,019
                                                                       ===============        ===============

RELIANCE ELECTRIC COMPANY
SAVINGS AND INVESTMENT PLAN
NOTES TO PLAN FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

NOTE 5 - INVESTMENTS:
- --------------------

Assets of the Plan are held in trust by the Trustee, the following table presents the Plan's investments:
                                                                                    DECEMBER 31,
                                                                       --------------------------------------
                                                                             1993                   1992
                                                                       ---------------        ---------------
 INVESTMENTS AT FAIR VALUE AS DETERMINED BY
   QUOTED MARKET PRICE OR NET ASSET VALUE
       Mutual/Equity Funds:
         Merrill Lynch Basic Value Fund Class A (1,019,079 and
           810,226 shares, respectively)                               $    23,815,882        $    16,479,999
         Aetna Growth & Income Equity Account (1,369,510 and
           1,195,366 shares, respectively)                                  13,475,376             11,059,107
         Bankers Trust Equity Index Fund (11,059 and 10,078 shares,
           respectively)                                                    10,932,325              9,042,141

       Investments in Fixed Income Trusts:
         Merrill Lynch Retirement Preservation Trust                        67,125,560             44,500,000
         Bankers Trust Guaranteed Investment Fund                           59,615,441                   -
         Bankers Trust Pyramid Government Fund                               1,320,644             11,773,171

       Common Stocks:
         Reliance Electric Company Class A Common Stock (2,256,184 and
           1,854,036 shares, respectively)                                  38,073,105             37,544,229
         Exxon Common Stock (1,034,952 and 1,081,280 shares,
           respectively)                                                    65,331,345             66,093,241

       Short-Term Investments                                                   67,469              2,374,925
                                                                       ---------------        ---------------
       Total Investments at Fair Value                                     279,757,147            198,866,813
                                                                       ---------------        ---------------
 INVESTMENTS AT ESTIMATED FAIR VALUE

       Participant Loans                                                     7,194,000              6,499,000
                                                                       ---------------        ---------------

 INVESTMENTS AT CONTRACT VALUE
       Insurance Company Investment Contracts:
         New York Life, Contract #GA5967, 9.20%, 01/02/96                   28,488,669             28,665,444
         Principal Mutual Life, Contract #GA88696, 8.5%, 12/31/93           26,429,762             26,612,284
         Aetna, Contract #DC13188, 6.7% and 8.06% respectively,
           date of termination, 03/05/93                                          -                56,869,732
                                                                       ---------------        ---------------
 TOTAL INVESTMENTS                                                     $   341,869,578        $   317,513,273
                                                                       ===============        ===============

RELIANCE ELECTRIC COMPANY
SAVINGS AND INVESTMENT PLAN
NOTES TO PLAN FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

During 1993 and 1992, the Plan's investments (including gains and losses on investments sold during the year) appreciated/(depreciated) in value by
$(3,458,472) and $6,448,172, respectively, as follows:
                                                                                     YEAR ENDED
                                                                                    DECEMBER 31,
                                                                       -------------------------------------
                                                                             1993                   1992
                                                                       ---------------        --------------
 INVESTMENTS AT FAIR VALUE AS DETERMINED BY
   QUOTED MARKET PRICE OR NET ASSET VALUE

       Mutual/Equity Funds                                             $    4,285,038         $    2,180,449
       Common Stocks                                                       (7,743,510)             4,267,723
                                                                       ---------------        --------------
 NET CHANGE IN FAIR VALUE                                              $   (3,458,472)        $    6,448,172
                                                                       ===============        ==============



NOTE 6 - UNITS OF PARTICIPATION:
- -------------------------------
                                                                      DECEMBER 31,
                                          --------------------------------------------------------------------
                                                      1993                                  1992
                                          ------------------------------        ------------------------------
                                            NUMBER              UNIT               NUMBER              UNIT
        INVESTMENT PROGRAM                 OF UNITS             VALUE             OF UNITS             VALUE
- ----------------------------------        ------------        ----------        -------------        ---------
 Interest Accumulation Fund               181,687,729         $   1.000          170,708,365         $  1.000
 Reliance Stock Fund                        2,257,017            16.875            1,854,675           20.250
 Growth and Income Fund                     1,369,656             9.840            1,197,051            9.252
 Equity Index Fund                             11,058           988.650               10,103          897.264
 Basic Value Fund                           1,019,159            23.370              810,240           20.340
 Exxon Stock Fund                           1,035,271            63.125            1,081,325           61.125
 U.S. Government Fund                       1,322,360             1.000               32,099            1.000

The above data has not been adjusted to reflect accruals.  Additionally, short-term investments outstanding within the respective funds were included in determining the number of units at
December 31, 1993 and 1992.

RELIANCE ELECTRIC COMPANY                                          SCHEDULE I
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1993
- ------------------------------------------------------------------------------

                                          SECURITY                                REVALUED          MARKET
     IDENTITY OF ISSUE                   DESCRIPTION                 SHARES       COST (1)          VALUE
- -------------------------------------------------------------------------------------------------------------
 Insurance Company
  Investment Contracts       New York Life GA5967 (2)              28,488,669   $  28,488,669   $  28,488,669
                             Principal Mutual LF GA88696 (2)       26,429,762      26,429,762      26,429,762
                                                                  -----------   -------------   -------------
                               Total Insurance Company
                                Investment Contracts               54,918,431   $  54,918,431   $  54,918,431
                                                                   ==========    ============    ============


 Investments in Fixed        Bankers Trust Pyramid Guaranteed
  Income Trusts               Investment Fund                      59,615,441   $  59,615,441   $  59,615,441
                             Merrill Lynch Retirement
                             Preservation                          67,125,560      67,125,560      67,125,560
                              Trust
                             Bankers Trust Pyramid Government       1,320,644       1,320,644       1,320,644
                                                                  -----------   -------------   -------------
                              Fund
                               Total Investment in Fixed          128,061,645   $ 128,061,645   $ 128,061,645
                             Income                               ===========    ============    ============
                                Trusts


 Common Stocks               Reliance Electric Company
                              Common Stock                          2,256,184   $  44,486,827   $  38,073,105
                             Exxon Common Stock                     1,034,952      61,899,391      65,331,345
                                                                  -----------   -------------   -------------
                               Total Common Stocks                  3,291,136   $ 106,386,218   $ 103,404,450
                                                                  ===========    ============    ============


 Mutual/Equity Funds         Bankers Trust Equity Index Fund           11,059   $  10,010,141   $  10,932,325
                             Aetna Growth & Income Equity           1,369,510      12,699,368      13,475,376
                             Account                                1,019,079      21,249,014      23,815,882
                                                                  -----------   -------------   -------------
                             Merrill Lynch Basic Value Fund         2,399,648   $  43,958,523   $  48,223,583
                                                                  ===========    ============    ============
                               Total Mutual/Equity Funds


 Short-Term Investments      EB Short-Term Investment Fund             67,469   $      67,469   $      67,469
                                                                  ===========    ============    ============


 Loans                       Loans to Participants 7% - 12%        N/A          $   7,194,000   $   7,194,000
                                                                                 ============    ============



 (1) In accordance with ERISA regulations, revalued cost of holdings is calculated based upon market price at December 31, 1992, or on purchase price if purchased during the year, except as noted at
              (2).

 (2)          Stated at contract value, which approximates fair value.


RELIANCE ELECTRIC COMPANY                                           SCHEDULE II
SCHEDULE OF 5% REPORTABLE TRANSACTIONS
DECEMBER 31, 1993
- -------------------------------------------------------------------------------


SERIES OF
- ---------
TRANSACTIONS:
- -------------                                             TOTAL         TOTAL      TOTAL DOLLAR     TOTAL DOLLAR
                                                        NUMBER OF      NUMBER        AMOUNT OF       AMOUNT OF        NET
             ISSUER           DESCRIPTION OF ISSUE      PURCHASES     OF SALES       PURCHASES         SALES      GAIN/(LOSS)
             ------           --------------------      ---------     --------       ---------         -----      -----------
 Aetna                   Insurance Company Investment
                          Contract #DC13188, date of
                          termination, 03/05/93             3             4           $1,207,132      $58,110,951    -

 Bankers Trust           Guaranteed Investment Fund        27             1           59,877,701          262,260    -
 Society National
  Bank                   Short-Term Investments           229           303           73,001,498       75,308,952    -

 Merrill Lynch           Retirement Preservation           15            11           27,603,251        4,977,651    -
                         Trust

 SINGLE TRANSACTIONS:
 -------------------

 Aetna                   Insurance Company Investment
                          Contract #DC13188, date of
                          termination, 03/05/93             -             1              -             18,952,298    -

 Aetna                   Insurance Company Investment
                          Contract #DC13188, date of
                          termination, 03/05/93             -             1              -             19,156,633    -

 Aetna                   Insurance Company Investment
                          Contract #DC13188, date of
                          termination, 03/05/93             -             1              -             19,455,392    -


 Bankers Trust           Guaranteed Investment Fund         1             -           19,455,392         -           -
 Society                 Short-Term Investment              1             -           19,000,000         -           -

 Society                 Short-Term Investment              -             1              -             19,455,392    -

 Merrill Lynch           Retirement Preservation            1             -           18,000,000         -           -
                         Trust


   COST OF
    ASSETS         NET
     SOLD      GAIN/(LOSS)
     ----      -----------


 $58,110,951        -

     262,260        -

  75,308,952        -

   4,977,651        -







  18,952,298        -



  19,156,633        -



  19,455,392        -


      -             -
      -             -

  19,455,392        -

      -             -



Reportable Transactions for the year ended December 31, 1993 represent individual transactions or series of transactions involving one issue which exceed 5% of assets available for plan benefits at the beginning of the year.




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